DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2012 RESULTS

Silver Spring, Maryland – November 6, 2012: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2012.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery delivered another quarter of strong operating results as a sustained focus on developing compelling content and leveraging it globally provided additional growth opportunities and continued financial momentum.   In the U.S. we expanded market share, built new hits and capitalized on the ongoing strength of the ad market, while, internationally, we further leveraged the universal appeal of our programming and increased penetration of global pay-tv platforms to expand our unparalleled distribution footprint. Going forward we remain committed to thoughtfully investing in our brands and platforms while delivering sustained financial success and returning capital to our shareholders.”

Third Quarter Results

Third quarter revenues of $1,076 million were down slightly compared to the third quarter a year ago, as 7% growth at International Networks was offset by a 4% decline at U.S. Networks primarily due to additional revenues in the prior year from extending and expanding certain licensing agreements. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 4% to $498 million, driven by an 11% increase at International Networks and a 2% increase at U.S. Networks that included the impact of licensing agreements partially offset by higher content impairment costs in the prior year. Excluding the impact of foreign currency fluctuations, licensing agreements and content impairment costs, total company revenues increased 8% and Adjusted OIBDA increased 14%.

Third quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $214 million ($0.57 per diluted share) decreased $26 million compared to $240 million ($0.60 per diluted share) for the third quarter a year ago as the strong operating performance in the current year was more than offset by the impact of foreign currency fluctuations, increased mark-to-market equity-based compensation, other and interest expense as well as higher taxes.

Free cash flow was $353 million for the third quarter, an increase of $39 million from the third quarter of 2011, as improved operating performance was partially offset by higher content investment and cash taxes. For the last twelve months, free cash flow increased 13% over the previous twelve month period. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change

Revenues:
U.S. Networks	$664	$695	(4)%	$2,045	$1,942	5%
International Networks	390	363	7%	1,175	1,054	11%
Education	25	22	14%	70	66	6%
Corporate and Eliminations	(3)	—	NM	(3)	—	NM
Total Revenues	$1,076	$1,080	0%	$3,287	$3,062	7%

Adjusted OIBDA:
U.S. Networks	$386	$378	2%	$1,207	$1,107	9%
International Networks	173	156	11%	520	473	10%
Education	5	4	25%	14	17	(18)%
Corporate and Eliminations	(66)	(58)	(14)%	(191)	(180)	(6)%
Total Adjusted OIBDA	$498	$480	4%	$1,550	$1,417	9%

U.S. Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change

Revenues:
Distribution	$300	$350	(14)%	$934	$898	4%
Advertising	343	322	7%	1,059	973	9%
Other	21	23	(9)%	52	71	(27)%
Total Revenues	$664	$695	(4)%	$2,045	$1,942	5%

Adjusted OIBDA	$386	$378	2%	$1,207	$1,107	9%

Adjusted OIBDA Margin	58%	54%		59%	57%

U.S. Networks’ revenues in the third quarter of 2012 decreased to $664 million as advertising growth was more than offset by a decline in distribution revenue. Advertising revenue increased 7% primarily as a result of higher delivery and increased pricing. Distribution revenue decreased 14% as higher rates and subscriber growth primarily from networks carried on the digital tier were more than offset by revenues from an extended and expanded licensing agreement in the third quarter of 2011. Excluding licensing revenues, distribution revenues grew 5% compared with the third quarter a year ago. Other revenue decreased $2 million due to lower revenue from services provided to unconsolidated equity method investees.

Adjusted OIBDA increased 2% to $386 million primarily reflecting 13% lower operating expenses mainly due to higher content impairments in the third quarter a year ago, partially offset by the impact of licensing agreements. Excluding the impact of licensing agreements as well as content impairments, Adjusted OIBDA increased 12% due to revenue growth as well as lower content amortization and marketing costs.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change

Revenues:
Distribution	$249	$230	8%	$731	$665	10%
Advertising	124	120	3%	395	354	12%
Other	17	13	31%	49	35	40%
Total Revenues	$390	$363	7%	$1,175	$1,054	11%

Adjusted OIBDA	$173	$156	11%	$520	$473	10%

Adjusted OIBDA Margin	44%	43%		44%	45%

International Networks’ revenues for the third quarter increased 7% to $390 million primarily led by distribution revenue growth of 8% and advertising revenue growth of 3%. Excluding the impact of foreign currency fluctuations, total revenues increased 15%. Distribution revenue, excluding foreign currency fluctuations as well as lower launch support amortization, grew 12% mainly from increased subscribers in Latin America and CEEMEA. Advertising revenue in local currency terms was up 10% during the third quarter primarily from higher pricing across most regions, particularly at free to air networks in Western Europe, as well as from revenues at new and rebranded networks. Other revenue was $4 million higher primarily due to higher syndication sales.

Adjusted OIBDA increased 11% to $173 million reflecting the 7% revenue growth, partially offset by a 1% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA grew 16% as the 15% revenue growth was partially offset by higher operating expenses primarily due to increased personnel costs, higher content amortization and increased distribution costs.

Education

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change

Revenues	$25	$22	14%	$70	$66	6%

Adjusted OIBDA	$5	$4	25%	$14	$17	(18)%

Adjusted OIBDA Margin	20%	18%		20%	26%

Education revenue for the third quarter increased 14% to $25 million and Adjusted OIBDA increased to $5 million, mainly reflecting higher assessment and professional development revenue as well as increased licensing fees.

Corporate and Eliminations

For the third quarter of 2012 Adjusted OIBDA decreased $8 million, primarily due personnel expense.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 9.02 million shares of its common stock for an aggregate purchase price of approximately $454 million, including 7.69 million shares of its Series C common stock at an average price of $49.77 per share and 1.33 million shares of its Series A common stock at an average price of $54.01 per share.

From October 1, 2012 through November 5, 2012, the Company repurchased 1.53 million shares of its Series C common stock for approximately $86 million and 0.29 million shares of its Series A common stock for approximately $18 million.

The Company has repurchased 54.45 million shares of Series C common stock and 1.91 million shares of Series A common stock under its $3.0 billion stock repurchase program to date at an aggregate purchase price of approximately $2.25 billion and $104 million respectively. In the aggregate, including the 13.73 million preferred shares acquired from Advance/Newhouse Programming Partnership, the Company has repurchased 16% of the outstanding shares of its capital stock since buyback activity was authorized in 2010. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

During the third quarter of 2012, the Company sold its Creative Sound Services business, which resulted in a $9 million loss from discontinued operations, net of taxes, for the quarter ended September 30, 2012. The results of the business are not material to the Company and have been reflected in the loss from discontinued operations, net of taxes, in the consolidated statements of operations for all periods presented. Creative Sound Services previously was an operating segment combined with Education as a reportable segment.

FULL YEAR 2012 OUTLOOK

For the full year ending December 31, 2012, Discovery Communications, Inc. expects total revenue between $4.475 billion and $4.525 billion, Adjusted OIBDA between $2.125 billion and $2.150 billion, and net income available to Discovery Communications, Inc. stockholders of $975 million to $1.025 billion. Our outlook incorporates the sale of the Creative Sound Services business in the third quarter of 2012, current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, and not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its third quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-866-761-0749 inside the U.S. or 1-617-614-2707 outside of the U.S., using the following passcode: 92547639.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 17, 2012. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2012 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications                    Investor Relations
Michelle Russo (240) 662-2901                Craig Felenstein (212) 548-5109
michelle_russo@discovery.com                craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues:
Distribution	$549	$580	$1,665	$1,563
Advertising	468	442	1,455	1,328
Other	59	58	167	171
Total revenues	1,076	1,080	3,287	3,062

Costs and expenses:
Costs of revenues, excluding depreciation and amortization	296	328	890	860
Selling, general and administrative	314	293	932	855
Depreciation and amortization	27	29	87	88
Restructuring charges	1	2	4	7
Gain on disposition	—	—	—	(129)
Total costs and expenses	638	652	1,913	1,681

Operating income	438	428	1,374	1,381

Interest expense	(68)	(56)	(184)	(154)
Other expense, net	(21)	(5)	(77)	(10)

Income from continuing operations before income taxes	349	367	1,113	1,217
Provision for income taxes	(134)	(127)	(381)	(418)

Income from continuing operations, net of taxes	215	240	732	799
Loss from discontinued operations, net of taxes	(9)	(3)	(11)	(3)

Net income	206	237	721	796
Net income attributable to noncontrolling interests	(1)	—	(2)	—
Net income available to Discovery Communications, Inc. stockholders	$205	$237	719	796

Income per share from continuing operations available to Discovery Communications, Inc. stockholders
Basic	$0.58	$0.60	$1.92	$1.98
Diluted	$0.57	$0.60	$1.91	$1.96

Loss per share from discontinued operations available to Discovery Communications, Inc. stockholders
Basic	$(0.02)	$(0.01)	$(0.03)	$(0.01)
Diluted	$(0.02)	$(0.01)	$(0.03)	$(0.01)

Net income per share available to Discovery Communications, Inc. stockholders:
Basic	$0.55	$0.60	$1.89	$1.97
Diluted	$0.55	$0.59	$1.88	$1.95
Weighted average shares outstanding:
Basic	372	398	380	404
Diluted	375	401	383	408

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	September 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$1,553	$1,048
Receivables, net	1,079	1,042
Content rights, net	107	93
Deferred income taxes	62	73
Prepaid expenses and other current assets	194	175
Total current assets	2,995	2,431

Noncurrent content rights, net	1,482	1,302
Property and equipment, net	368	379
Goodwill	6,314	6,291
Intangible assets, net	552	571
Equity method investments	821	807
Other noncurrent assets	155	132
Total assets	$12,687	$11,913

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$54	$53
Accrued expenses and other current liabilities	618	554
Deferred revenues	133	113
Current portion of long-term debt	21	26
Total current liabilities	826	746

Long-term debt	5,210	4,219
Deferred income taxes	260	337
Other noncurrent liabilities	124	92
Total liabilities	6,420	5,394

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,665	6,505
Treasury stock, at cost	(2,248)	(1,102)
Retained earnings	1,851	1,132
Accumulated other comprehensive loss	(8)	(23)
Total Discovery Communications, Inc. stockholders’ equity	6,265	6,517
Noncontrolling interests	2	2
Total equity	6,267	6,519
Total liabilities and equity	$12,687	$11,913

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2012	2011

OPERATING ACTIVITIES
Net income	$721	$796
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	112	70
Depreciation and amortization	87	90
Content amortization and impairment expense	638	623
Loss (gain) on disposition	6	(129)
Equity in losses and distributions from investee companies	91	22
Deferred income tax (benefit) expense	(60)	71
Other, net	26	36
Changes in operating assets and liabilities:
Receivables, net	(36)	(127)
Content rights	(828)	(653)
Accounts payable and accrued liabilities	82	8
Equity-based compensation liabilities	(39)	(107)
Income tax receivable	—	91
Other, net	(29)	(31)
Cash provided by operating activities	771	760

INVESTING ACTIVITIES
Purchases of property and equipment	(53)	(42)
Business acquisition, net of cash acquired	(20)	—
Distribution from equity method investee	17	—
Investments in and advances to equity method investees	(115)	(93)
Other investing activities, net	(24)	—
Cash used in investing activities	(195)	(135)

FINANCING ACTIVITIES
Borrowings from long term debt, net of discount and issuance costs	981	639
Principal repayments of capital lease obligations	(17)	(16)
Repurchases of common stock	(1,146)	(732)
Proceeds from issuance of common stock in connection with equity-based plans	76	43
Excess tax benefits from equity-based compensation	37	18
Other financing activities, net	(3)	(7)
Cash used in financing activities	(72)	(55)

Effect of exchange rate changes on cash and cash equivalents	1	(4)

NET CHANGE IN CASH AND CASH EQUIVALENTS	505	566
Cash and cash equivalents, beginning of period	1,048	466
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,553	$1,032

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$386	$(3)	$(2)	—	$(1)	$380
International Networks	173	(9)	(3)	—	—	161
Education	5	—	—	—	—	5
Corporate and Eliminations	(66)	(15)	—	(27)	—	(108)
Total	$498	$(27)	$(5)	$(27)	$(1)	438

	Three Months Ended September 30, 2011
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$378	$(4)	$(3)	—	—	$371
International Networks	156	(11)	(10)	—	—	135
Education	4	—	—	—	—	4
Corporate and Eliminations	(58)	(14)	—	(8)	(2)	(82)
Total	$480	$(29)	$(13)	$(8)	$(2)	$428

(a)
For the three months ended September 30, 2012, amount represents restructuring charges of $1 million. For the three months ended September 30, 2011, amount represents restructuring charges of $2 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Nine Months Ended September 30, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$1,207	$(9)	$(7)	—	$(2)	$1,189
International Networks	520	(34)	(8)	—	(1)	477
Education	14	(1)	—	—	—	13
Corporate and Eliminations	(191)	(43)	—	(70)	(1)	(305)
Total	$1,550	$(87)	$(15)	$(70)	$(4)	$1,374

	Nine Months Ended September 30, 2011
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$1,107	$(12)	$(7)	—	$126	$1,214
International Networks	473	(33)	(32)	—	(2)	406
Education	17	(2)	—	—	—	15
Corporate and Eliminations	(180)	(41)	—	(31)	(2)	(254)
Total	$1,417	$(88)	$(39)	$(31)	$122	$1,381

(a)
For the nine months ended September 30, 2012 amounts represent restructuring charges of $4 million. For the nine months ended September 30, 2011, amounts represent a pre-tax gain of $129 million as a result of contributing Discovery Health to the OWN joint venture and restructuring charges of $7 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change

Cash provided by operating activities	$382	$329	$53	$771	$760	$11
Acquisition of property and equipment	(29)	(15)	(14)	(53)	(42)	(11)
Free cash flow	$353	$314	$39	$718	$718	$—

RECONCILIATION OF 2012 OUTLOOK TO GAAP MEASURES

	Full Year 2012
Net income available to Discovery Communications, Inc. stockholders	$975	To	$1,025
Interest expense, net	255	To	245
Depreciation and amortization	115	To	105
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	780	To	775
Adjusted OIBDA	$2,125	To	$2,150

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Income from continuing operations, net of taxes	$215	$240	$732	$799
Net income attributable to noncontrolling interests	(1)	—	(2)	—

Net income from continuing operations available to Discovery Communications, Inc. stockholders	214	240	730	799
Loss from discontinued operations, net of taxes	(9)	(3)	(11)	(3)

Net income available to Discovery Communications, Inc. stockholders	$205	$237	$719	$796

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
September 30, 2012
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
3.30% Senior Notes, semi-annual interest due May 2022	500
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest due May 2042	500
Capital lease obligations	98
Total long-term debt	5,248
Unamortized discount	(17)
Long-term debt, net	5,231
Current portion of long-term debt	(21)
Noncurrent portion of long-term debt	$5,210

EQUITY-BASED COMPENSATION
	September 30, 2012
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price

Discovery Appreciation Plan	3.3	$34.14	——	$——

Stock Appreciation Rights	1.8	41.13	——	——

Stock Options	9.2	28.20	3.5	21.36

Performance-based Restricted Stock Units	2.1	39.23	——	——

Service-based Restricted Stock Units	0.8	40.68	——	——
Total Equity-based Compensation Plans	17.2	$32.62	3.5	$21.36

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2011	260.37	127.46	387.83
Shares repurchased	(24.39)	——	(24.39)
Shares issued – equity-based compensation	4.66	——	4.66
Total shares outstanding as of September 30, 2012	240.64	127.46	368.10